Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207757 and 333-200347) and Registration Statements on Form S-8 (Nos. 333-187703, 333-186250, 333-158573, 333-155775, 333-150043, 333-114094, 333-93231, 33-33724 and 33-24658) of McCormick & Company, Incorporated of our report dated July 7, 2017 relating to the financial statements of Reckitt Benckiser Group Plc’s Food Business, which appears in this Current Report on Form 8-K of McCormick & Company, Incorporated.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

August 7, 2017